                                           *** Text Omitted and Filed Separately
                                               Confidential Treatment Requested
                                               Under 17 C.F.R. Sections 200.80,
                                               200.83 and 230.406.


                                                                  EXHIBIT 10.32


                           EXCLUSIVE LICENSE AGREEMENT




                                     between




                   THE REGENTS OF THE UNIVERSITY OF CALIFORNIA




                                       and




                          SIGNAL PHARMACEUTICALS, INC.



                                       for



                                     [***]
                              UC Case No. [92-116]


                                     [***]
                            UC Case Nc. [93-173] and


                                     [***]
                              UC Case No. [93-179]









                      ***Confidential Treatment Requested

                                TABLE OF CONTENTS



Article  No.             Title                                                     Page
                RECITALS.............................................................1
    1.          DEFINITIONS..........................................................3
    2.          EXCLUSIVE GRANT......................................................5
    3.          SUBLICENSES..........................................................6
    4.          LICENSE-ISSUE FEE....................................................7
    5.          EARNED ROYALTIES AND MILESTONE PAYMENTS..............................7
    6.          DUE DILIGENCE.......................................................12
    7.          PROGRESS AND ROYALTY REPORTS........................................15
    8.          BOOKS AND RECORDS...................................................16
    9.          LIFE OF THE AGREEMENT...............................................17
   10.          TERMINATION BY THE REGENTS..........................................17
   11.          TERMINATION BY LICENSEE.............................................18
   12.          DISPOSITION OF LICENSED PRODUCTS
                     ON HAND UPON TERMINATION.......................................19
   13.          USE OF NAMES AND TRADEMARKS.........................................19
   14.          LIMITED WARRANTY....................................................19
   15.          PATENT PROSECUTION AND MAINTENANCE..................................21
   16.          PATENT MARKING......................................................23
   17.          PATENT INFRINGEMENT.................................................24
   18.          INDEMNIFICATION.....................................................26
   19.          NOTICES.............................................................27
   20.          ASSIGNABILITY.......................................................28
   21.          LATE PAYMENTS.......................................................28
   22.          WAIVER..............................................................28
   23.          FAILURE TO PERFORM..................................................29
   24.          GOVERNING LAWS......................................................29
   25.          PREFERENCE FOR UNITED STATES INDUSTRY...............................29
   26.          FOREIGN GOVERNMENT APPROVAL
                     OR REGISTRATION................................................29
   27.          EXPORT CONTROL LAWS.................................................30
   28.          SECRECY.............................................................30
   29.          MISCELLANEOUS.......................................................32

UC Case Nos. 92-116, 93-173 and 93-179


                           EXCLUSIVE LICENSE AGREEMENT
                                      for
                                     [***]

          THIS LICENSE AGREEMENT (the "Agreement") is made and is effective this 26TH day of October , 1993 by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550, hereinafter referred to as "The Regents", and Signal Pharmaceuticals, Inc., a California corporation having a principal place of business at 11545 Sorrento Valley Road, Suite 315, San Diego, California 92121, hereinafter referred to as the "Licensee".

                                    RECITALS

          WHEREAS, certain inventions, generally characterized as methods for the [***] and testing drugs therewith (UC Case No. 92-116), [***] (UC Case No. 93-173), and [***]



                                                                U.C. Agreement
                                                                Control Number
                                                                93-04-0786



                      ***Confidential Treatment Requested

[***] (UC Case No. 93-179), hereinafter collectively referred to as the "Inventions", were made in the course of research at the University of California, San Diego by [***] (UC Case No. 92-116), [***] (UC Case No. 93-173), and [***] (UC Case No. 93-179) and are covered by Regents' Patent Rights as defined below;

          WHEREAS, the Licensee entered into Secrecy Agreements (U.C. Control Nos. 92-20-0437) with The Regents effective September 7, 1992, for the purpose of evaluating the Inventions;

          WHEREAS, the development of the Inventions was sponsored at least in part by the following organizations, and as a consequence this license in certain respects is subject to overriding obligations to third party sponsoring organizations:

          (a) [***] (UC 92-116);

          (b) [***] (UC 93-173);

          (c) [***] (UC 93-179).

          WHEREAS, the Licensee is a "small business firm" as defined in 15 U.S.C. 632;

          WHEREAS, The Regents is desirous that the Inventions be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public;

          WHEREAS, the Licensee is desirous of obtaining certain rights from The Regents for the commercial development, use, and sale of the Inventions, and The Regents is willing to grant such rights;

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

          WHEREAS, both parties recognize and agree that royalties due hereunder will be paid on both pending patent applications and issued patents; and

          WHEREAS, both parties recognize and agree that royalties due hereunder will be paid on products developed through the use of Regents' Technology Rights and the Licensee is willing to pay such royalties in exchange for the early access to The Regents' technology granted by this license, regardless of whether or not some or all of The Regents' technology may have been published or may become published;

          WHEREAS, The Regents previously entered into Letters of Intent dated [***] (U.C. Control No. [***]), and [***] (U.C. Control No. [***]), with the Licensee for UC Case No. 92-116 and UC Case No. 92-130, which has been combined into UC Case No. 92-116, and for UC Case No. 93-173 and UC Case No. 93-179;

                                - - 00 0 00 - -

          the parties agree as follows:

                                 1. DEFINITIONS

          1.1 "Regents' Patent Rights" means patent rights assigned to The Regents to any subject matter claimed in or covered by any of the following:
Pending U.S. Patent Application Serial No. [***], entitled [***], by [***], filed [***]; pending U.S. Patent Application Serial No. [***] filed on [***], under the title [***], by [***]; and pending U.S. Patent Application Serial No.[***]

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


filed on [***], under the title "[***]", by [***]; and continuing applications thereof including divisions and substitutions but including continuation-in-part applications which contain claims supported in the original application; any patents issuing on said application or continuing applications including reissues; and any corresponding foreign applications or patents.

          1.2 "Licensed Product" means any material either that is covered by Regents' Patent Rights, that is identified or produced by the Licensed Method, or that the use or sale of which would constitute, but for the license granted to the Licensee pursuant to this Agreement, an infringement of any pending or issued claim within Regents' Patent Rights.

          1.3 "Licensed Method" means any method that is covered by Regents' Patent Rights or Regents' Technology Rights, the use of which would constitute, but for the license granted to the Licensee pursuant to this Agreement, an infringement of any claim within Regents' Patent Rights or a misuse of Regents' Technology Rights.

          1.4 "Net Sales" means the total of the gross invoice prices of Licensed Products sold by the Licensee, an Affiliate, or a sublicensee, less the sum of the following actual and customary deductions where applicable: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales; transportation charges and allowances or credits to customers because of rejections, breakage or returns.

          1.5 "Affiliate" means any corporation or other business entity in which the Licensee owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting nights entitled to elect directors; provided, however, that in

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

any country where the local law shall not permit foreign equity participation of at least 50%, then an "Affiliate" shall include any company in which the Licensee shall own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law.

          1.6 "Regents' Technology Rights" means The Regents' interest in know how and embodiments of know how relating to Regents' Patents Rights, whether or not covered by Regents' Patent Rights, for example, unpublished patent applications, notebooks, data, protocols, cell lines and other Biological Materials (as defined below) which pertain to and/or are necessary for the exercise of the rights granted herein. Regents' Technology Rights includes such know how as may be transferred from time to time to personnel of the Licensee during on site visits to the laboratories of the inventors named herein.

          1.7 "[***]" means Regents' Patent Rights and Regents' Technology Rights relating to UC 93-173 and UC 93-179 as identified herein.

          1.8 "[***] Technologies" means Regents' Patent Rights and Regents' Technology Rights relating to UC 92-116 as identified herein.

                               2. EXCLUSIVE GRANT

          2.1 Subject to the limitations set forth in this Agreement, The Regents hereby grants to the Licensee a world-wide license under Regents' Patent Rights and Regents' Technology Rights to make, have made, use, and sell Licensed Products and to practice Licensed Methods.

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

          2.2 Except as otherwise provided herein, the License granted in section 2.1 shall be exclusive for the life of the Agreement and shall be for all fields of use, except that the Licensee's license under Regents' Technology Rights shall be Limited to such uses as are necessary for identifying, making, using, or selling Licensed Products.

          2.3 The license granted hereunder shall be subject to all the applicable provisions of any License to the United States Government executed by The Regents. The license granted hereunder shall be subject to the overriding obligations to the U.S. Government set forth in 35 U.S.C. 200-212 and applicable governmental implementing regulations.

          2.4 The Regents expressly reserves the right to use the Inventions and associated technology for educational and research purposes.


                                 3. SUBLICENSES

          3.1 The Regents also grants to the Licensee the right to issue sublicenses to third parties to make, have made, use, and sell Licensed Products and to practice Licensed Method, provided the Licensee has current exclusive rights thereto under this Agreement. To the extent applicable, such sublicenses shall include all of the rights of and obligations due to The Regents (and, if applicable, the United States Government) that are contained in this Agreement.

          3.2 The Licensee shall provide The Regents with a copy of each sublicense issued hereunder; collect and Guarantee payment of all royalties due The Regents from sublicensees, and summarize and deliver all reports due The Regents from sublicensees.

          3.3 Upon termination of this Agreement for any reason, The Regents, at its sole discretion, shall determine whether any or all sublicenses shall be canceled or assigned to The Regents.

                              4. LICENSE-ISSUE FEE

          4.1 The Licensee agrees to pay to The Regents a LICENSE-ISSUE FEE of [***] plus issuance of [***] shares of common stock in accordance with the Shareholders Agreement which is appended hereto as Appendix A and made a part of this Agreement (the Shareholders Agreement) within seven days after the execution of this Agreement. The Licensee shall also, at the same time pay to The Regents extension fees in the amount of [***] in accordance with the Letter of Intent dated September 16, 1992 (U.C. Control No. 92-30-0436).

          4.2 These fees are non-refundable and are not an advance against royalties.

          5. EARNED ROYALTIES AND MILESTONE PAYMENTS

          5.1 (a) The Licensee shall also pay to The Regents an EARNED ROYALTY of [***] of the Net Sales of Licensed Products, provided that the earned royalty shall be [***] of Net Sales of a Licensed Product if Net Sales of the Licensed Product are less than [***] per year in any given calendar year of sales.

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


          5.1(b) Any earned royalty due under Paragraph 5.1(a) shall be reduced by [***] in the event that a Licensed Product is not covered by Regents' Patent Rights but is covered by or developed from Regents' Technology Rights.

          5.2 Paragraphs 1.1, 1.2, and 1.3 define Regents' Patent Rights, Licensed Products and Licensed Methods so that royalties shall be payable on products and methods covered by both pending patent applications and issued patents, provided that no earned royalties shall be payable under Regents' Patent Rights on pending claims that are abandoned or that are pending for more than thirty (30) years from the effective date of this Agreement. In no event shall any royalty be due under Regents' Patent Rights or Regents' Technology Rights after the expiration of the last-to-expire patent licensed hereunder which covers the Licensee's activities.

          5.2(a) Paragraphs 1.6, 1.2, and 1.3 define Regents' Technology Rights, Licensed Products and Licensed Methods so that royalties shall be payable on products and methods covered by Regents' Technology Rights but not Regents' Patent Rights, in accordance with Paragraph 5.1(a) and (b). No royalties shall be payable under Regents' Technology Rights in any country after ten (10) years from the date of first commercial sale in that country, or after a patent licensed hereunder that covers the Licensee's activities has expired in that country, as provided for in Paragraph 5.2 above. No royalties shall be payable under Regents' Technology Rights on products developed independently of Regents' Technology Rights.

          5.3 Earned royalties shall accrue in each country for the duration of Regents' Patent Rights or Regents' Technology Rights in that country and shall be payable to The

                      ***Confidential Treatment Requested

Regents when Licensed Products are invoiced, or if not invoiced, when delivered to a third party. For earned royalties accruing on sales for cash (or the equivalent thereof) outside the United States, the Licensee may delay payment of earned royalties until it actually receives payment from its customer, provided that such delay does not exceed three (3) months from the date of invoice.

          5.4 Royalties accruing to The Regents shall be paid to The Regents quarterly on or before the following dates of each calendar year:

                       February 28

                       May 31

                       August 31

                       November 30

Each such payment will be for royalties which accrued within the Licensee's most recently completed calendar quarter.

          5.5 The Licensee shall pay to The Regents MILESTONE PAYMENTS. Milestone payments for any particular milestone event shall be made within thirty (30) days of the date of the milestone event. Milestone payments shall be made as follows:

               (a) [***]

               (b) [***]

                      ***Confidential Treatment Requested

[***]

               (c) [***]

               (d) [***]

          5.6 All monies due The Regents shall be payable in United States funds collectible at par in San Francisco, California. When Licensed Products are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such Licensed Products were sold and then converted into equivalent United States funds. The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

          5.7 Royalties earned with respect to sales occurring in any country outside the United States shall not be reduced by any taxes, fees, or other charges imposed by the Government of such country on the remittance of royalty income. The Licensee shall also be for all bank transfer charges. Notwithstanding this, all payments made by the response Licensee in fulfillment of The Regents' tax liability in any particular country shall be credited against Earned Royalties, royalties or fees due The Regents for that country.

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

          5.7(a) The Licensee shall not be required to sell Licensed Product in a particular country if taxes and fees or other charges imposed by the government make such sales unprofitable to the Licensee. In such event, the Licensee shall notify The Regents of its intention not to sell in such country, and the Licensee shall be required to sublicense rights in such country to any qualified company recommended by The Regents.

          5.8 If at any time legal restrictions prevent the prompt remittance of part or all royalties by the Licensee with respect to any country where a Licensed Product is sold, the Licensee shall have the right and option to make such payments by depositing the amount thereof in local currency to The Regents' account in a bank or other depository in such country. The Regents will use its best efforts to transfer the monies held in the account specified in Paragraph
5.8 to the United States. If after one year from the date of the first deposit into that account there are still legal restrictions that prevent The Regents from transferring the monies, The Regents shall transfer the impounded funds back to the Licensee, and the Licensee shall convert the amount owed to The Regents into United States funds and shall pay The Regents directly from its U.S. source of funds for the amount impounded. The Licensee shall then pay all future royalties due to The Regents from its U.S. source of funds so long as the legal restrictions of paragraph 5.8 still apply.

          5.9 Notwithstanding anything to the contrary in Paragraph 5.3 hereof, in the event that any patent or any claim thereof included within the Regents' Patent Rights shall be rejected or held invalid in a final decision by a patent office from which no appeal or additional patent prosecution has or can be taken or by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on such patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final decision. The Licensee shall not, however, be relieved from paying any royalties that accrued before such decision or that are based on another patent or claim not involved in such decision, or that are based on The Regents' Technology Rights as provided for in this Agreement.

          5.10 No royalties shall be collected or paid hereunder on Licensed Products sold to the account of the U.S. Government, any agency thereof, state or domestic municipal government as provided for in applicable Licenses to the Government relating to the Karin Technologies.



                                6. DUE DILIGENCE

          6.1 The Licensee, upon execution of this Agreement, shall diligently proceed with the development, manufacture and sale of Licensed Products and shall earnestly and diligently endeavor to market the same within a reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands therefor.

          6.2 The Licensee shall be entitled to exercise prudent and reasonable business judgment in meeting its due diligence obligations hereunder.

          6.3 The Licensee shall endeavor to obtain all necessary governmental approvals for the manufacture, use and sale of Licensed Products.

          6.4 If the Licensee is unable to perform any of the following:

              [***]

                      ***Confidential Treatment Requested

'
               [***]

               [***]

               [***]

               [***]

               [***]

               [***]

               (6.4h) reasonably fill the market demand for Licensed Products following commencement of marketing at any time during the exclusive period of this Agreement;

then, subject to Paragraph 6.5, The Regents shall have the right and option either to terminate this Agreement or to reduce the Licensee's exclusive license to a nonexclusive license. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (GRANT).

               6.5 Subject to Paragraphs 6. 1 and 6.2, if the Licensee is unable to meet any of the dates set forth in Paragraph 6.4, with regard to either the [***] Technologies or the [***] Technologies, respectively, the parties shall in good faith re-establish a date or dates that are

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
reasonable under the then current circumstances. The Regents shall not exercise its rights to terminate this Agreement or convert it to a non-exclusive agreement unless a re-established date is not met. If a re-established date is more than six months from the original date, The Licensee shall begin making an annual license maintenance fee for the delayed product of [***] per year. The annual license maintenance fee shall begin to be payable in [***] for the [***] Technologies, or [***] for the [***] Technologies, on the anniversary date of the effective date hereof and shall continue until sales of the delayed product begin. The annual maintenance fee provided for in this Paragraph shall not exceed [***] per year per Technology (i.e. the [***] Technologies or the [***] Technologies, respectively). The re-established date shall not affect the date when any milestone payment would be due under Paragraph 5.5.

               6.6 Either party to this Agreement may refer a dispute arising under this Agreement to arbitration. Such referral to arbitration shall be made by so notifying the other party in writing in accordance with the provisions of
Article 19 hereto (NOTICES), stating the nature of the dispute to be resolved. Any such arbitration shall be controlled by the provisions of the Commercial Arbitration Rules of the American Arbitration Association then in effect, with the proviso that the arbitrators shall not be employees of the parties and shall establish an arbitration timetable resulting in a hearing, in San Francisco, California, within 120 days of the original request to arbitrate. The decision of the arbitrators shall be enforceable, but not appealable, in any court of competent jurisdiction.

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

                         7. PROGRESS AND ROYALTY REPORTS

               7.1 Beginning February 28, 1994 and semi-annually thereafter, the Licensee shall submit to The Regents a progress report covering the Licensee's activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing. These progress reports shall be made for each Licensed Product until the first commercial sale of that Licensed Product occurs in the United States. These progress reports shall be considered "Data" for all purposes of Article 28, hereof and shall be subject to the terms thereof.

               7.2 The progress reports submitted under section 7.1 should include, but not be limited to, the following topics:

               - summary of work completed

               - key scientific discoveries

               - summary of work in progress

               - current schedule of anticipated events or milestones

               - market plans for introduction of Licensed Products, and

               - a summary of resources (dollar value) spent in the reporting period.

               7.3 The Licensee shall have a continuing responsibility to keep The Regents informed of the large/small entity status (as defined by the United States Patent and Trademark Office) of itself and its sublicensees and Affiliates.

               7.4 The Licensee also agrees to report to The Regents in its immediately subsequent progress and royalty report the date of first commercial sale of a Licensed Product in each country.

          7.5 After the first commercial sale of a Licensed Product anywhere in the world, the Licensee will make quarterly royalty reports to The Regents on or before each February 28, May 31, August 31 and November 30 of each year. Each such royalty report will cover the Licensee's most recently completed calendar quarter and will show (a) the gross sales and Net Sales of Licensed Products sold by the Licensee during the most recently completed calendar quarter; (b) the number of each type of Licensed Product sold; (c) the royalties, in U.S. dollars, payable hereunder with respect to such sales; (d) the method used to calculate the royalty; and (e) the exchange rates used.

          7.6 If no sales of Licensed Products has been made during any reporting period, a statement to this effect shall be required.

                              8. BOOKS AND RECORDS

          8.1 The Licensee shall keep books and records accurately showing all Licensed Products manufactured, used, and/or sold under the terms of this Agreement. Such books and records shall be preserved for at least five (5) years from the date of the royalty payment to which they pertain and shall be open to inspection by representatives or agents of The Regents at reasonable times.

          8.2 The fees and expenses of The Regents' representatives performing such an examination shall be borne by The Regents. However, if an error in royalties of more than five percent (5%) of the total royalties due for any year is discovered, then the fees and expenses of these representatives shall be borne by the Licensee.

                            9. LIFE OF THE AGREEMENT

          9.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the effective date recited on page one and shall remain in effect for the life of the last-to-expire patent licensed under this Agreement; or, if no patent in Regents' Patent Rights issues, for thirty (30) years from the effective date of this Agreement, or for ten (10) years from the date of first commercial sales in a given country, if such date is more than thirty (30) years from the effective date.

          9.2 Any termination of this Agreement shall not affect the rights and obligations set forth in the following Articles:

              Article 8        Books and Records

              Article 12       Disposition of Licensed Products on Hand Upon
                               Termination

              Article 13       Use of Names and Trademarks

              Article 18       Indemnification

              Article 23       Failure to Perform

              Article 28       Secrecy

                         10. TERMINATION BY THE REGENTS

          10.1 If the Licensee should violate or fail to perform any term or covenant of this Agreement, then The Regents may give written notice of such default (Notice of Default) to the Licensee. If the Licensee should fail to repair such default within ninety (90) days of the effective date of such notice, The Regents shall have the right to terminate this Agreement and the licenses herein by a second written notice (Notice of Termination) to the Licensee. If a Notice of Termination is sent to the Licensee, this Agreement shall automatically terminate on the effective date of such notice. Such termination shall not relieve the Licensee of its obligation to pay any royalty or License fees owing at the time of such termination and shall not impair any accrued right of The Regents. These notices shall be subject to Article 19 (Notices).

                           11. TERMINATION BY LICENSEE

          11.1 The Licensee shall have the right at any time to terminate this Agreement in whole or as to any portion of Regents' Patent Rights or Regents' Technology Rights by giving notice in writing to The Regents. Such notice of termination shall be subject to Article 19 (Notices) and termination of this Agreement shall be effective ninety (90) days from the effective date of such notice.

          11.2 Any termination pursuant to the above paragraph shall not relieve the Licensee of any obligation or liability accrued hereunder prior to such termination or rescind anything done by the Licensee or any payments made to The Regents hereunder prior to the time such termination becomes effective, and such termination shall not affect in any manner any rights of The Regents arising under this Agreement prior to such termination.

                      12. DISPOSITION OF LICENSED-PRODUCTS
                            ON HAND UPON TERMINATION

          12.1 Upon termination of this Agreement pursuant to Article 10 or
Article 11, the Licensee shall have the privilege of disposing of all previously made or partially made Licensed Products, but no more, within a period of one hundred and twenty (120) days, provided, however, that the sale of such Licensed Products shall be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon.

                         13. USE OF NAMES AND TRADEMARKS

          13.1 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by Licensee of the name, "The Regents of the University of California" or the name of any campus of the University of California is expressly prohibited.

                              14. LIMITED WARRANTY

          14.1 The Regents warrants to the Licensee that it has the lawful right to grant this license.

          14.2 This license and the associated Inventions are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE

OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

          14.3 IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTIONS OR LICENSED PRODUCTS.

          14.4 Nothing in this Agreement shall be construed as:

               (14.4a) a warranty or representation by The Regents as to the validity or scope of any Regents' Patent Rights; or

               (14.4b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties;

                            or

               (14.4c) an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 17; or

               (14.4d) conferring by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents' Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents' Patent Rights; or

               (14.4e) an obligation to furnish any know how not provided in Regents' Patent Rights, except as specifically provided for under Regents' Technology Rights.

                     15. PATENT PROSECUTION AND MAINTENANCE

          15.1 Provided that the Licensee has paid patent expenses as provided for in Paragraph 15.5, The Regents shall diligently prosecute and maintain the United States and foreign patents comprising Regents' Patent Rights using counsel of its choice, and The Regents shall provide the Licensee with copies of all relevant documentation so that the Licensee may be informed and apprised of the continuing prosecution and the Licensee agrees to keep this documentation confidential. The Regents' counsel will take instructions only from The Regents.

          15.2 The Regents shall use all reasonable efforts to amend any patent application to include claims reasonably requested by the Licensee to protect the products contemplated to be sold under this Agreement.

          15.3 The Licensee shall apply for an extension of the term of any patent included within Regents' Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts of this Law. The Licensee shall prepare all such documents, and The Regents agrees to execute such documents and to take such additional action as the Licensee may reasonably request in connection therewith.

          15.4 In the event either party receives notice pertaining to infringement or potential infringement of any issued patent included within Regents' Patent Rights pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (and/or European and Japanese counterparts of this Law), such party shall notify the other party within ten (10) days after receipt of such notice.

          15.5 The costs of preparing, filing, prosecuting and maintaining all United States patent applications contemplated by this Agreement shall be borne by the Licensee. Costs billed to The Regents by The Regents' counsel shall be rebilled to Licensee and shall be due within 30 days of rebilling by The Regents. This includes patent prosecution costs for these Inventions incurred by The Regents prior to the execution of this Agreement. Such costs will be due upon execution of this Agreement and billing by The Regents. Such prior costs will be approximately Nine Thousand Six Hundred Dollars ($9,600.00).

          15.6 The Licensee shall have the continuing responsibility to notify The Regents if the Licensee or any of its sublicensees is not a small entity under the provisions of 35 USC 41(h).

          15.7 The Licensee shall have the right to request The Regents to obtain patent protection on the Inventions in foreign countries if available and if it so desires. The Licensee shall notify The Regents by January 6, 1993 of its decision to obtain foreign patents. This notice concerning foreign filing shall be in writing, must identify the countries desired, and reaffirm the Licensee's obligation to underwrite the costs thereof. The absence of such a notice from the Licensee to The Regents shall be considered an election not to secure foreign rights.

          15.8 The preparation, filing and prosecuting of all foreign patent applications filed at the Licensee's request, as well as the maintenance of all resulting patents, shall be at the sole expense of the Licensee. Such patents shall be held in the name of The Regents and shall be obtained using counsel of The Regents' choice.

          15.9 The Licensee's obligation to underwrite and to pay patent prosecution costs shall continue for so long as this Agreement remains in effect, provided, however, that the Licensee may terminate its obligations with respect to any given patent application or patent upon three (3) months written notice to The Regents. The Regents will use its best efforts to curtail patent costs when such a notice is received from the Licensee. The Regents may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense; provided, however, that the Licensee shall have no further right or licenses thereunder.

          15.10 The Regents shall have the right to file, prosecute or maintain patent applications at its own expense in any country in which the Licensee has not elected to file, prosecute, or maintain patent rights in accordance with this Article 15, and such applications and resultant patents shall not be subject to this Agreement.

                               16. PATENT MARKING

          16.1 The Licensee agrees to mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

                             17. PATENT INFRINGEMENT

          17.1 In the event that the Licensee shall learn of the substantial infringement of any patent licensed under this Agreement, the Licensee shall call The Regents' attention thereto in writing and shall provide The Regents with reasonable evidence of such infringement. Both parties to this Agreement agree that during the period and in a jurisdiction where the Licensee has exclusive rights under this Agreement, neither will notify a third party of the infringement of any of Regents' Patent Rights without first obtaining consent of the other party, which consent shall not be unreasonably denied. Both parties shall use their best efforts in cooperation with each other to terminate such infringement without litigation.

          17.2 The Licensee may request that The Regents take legal action against the infringement of Regents' Patent Rights. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to the Licensee. If the infringing activity has not been abated within ninety (90) days following the effective date of such request, The Regents shall have the right to:

          (17.2a) commence suit on its own account; or

          (17.2b) refuse to participate in such suit, and The Regents shall give notice of its election in writing to the Licensee by the end of the one-hundredth (100th) day after receiving notice of such request from the Licensee. The Licensee may thereafter bring suit for patent infringement if and only if The Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where the Licensee had exclusive rights under this Agreement. However, in the event the Licensee elects to bring suit in accordance with this paragraph, The Regents may thereafter join such suit at its own expense.

          17.3 Such legal action as is decided upon shall be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby shall belong to such party, provided, however, that legal action brought jointly by The Regents and the Licensee and fully participated in by both shall be at the joint expense of the parties and all recoveries shall be shared jointly by them in proportion to the share of expense paid by each party. If the Licensee pays all legal expenses, it shall have the right to offset one half of its out-of-pocket legal expenses against any earned royalties payable under Paragraph 5. 1, provided that earned royalties payable under Paragraph 5.1 shall not be reduced in any given quarter by more than [***]; any unused credit may be carried forward until the Licensee has received full credit for its creditable legal expenses.

          17.4 Each party agrees to cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation shall be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice pursuant to The Regents' determination in any suit brought by the Licensee, and The Licensee may be represented by counsel of its choice pursuant to The Licensee's determination in any suit brought by The Regents.

                      ***Confidential Treatment Requested

                               18. INDEMNIFICATION

          18.1 The Licensee agrees to indemnify, hold harmless and defend The Regents, its officers, employees, and agents; the sponsors of the research that led to the Inventions; and the inventors of the patents and patent applications in Regents' Patent Rights and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification will include, but will not be limited to, any product liability.

          18.2 The Licensee, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance as follows, beginning with the date that materials to be used on or by the third parties are first manufactured: Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

          (a) Each Occurrence $1,000,000

          (b) Products/Completed Operations Aggregate $5,000,000

          (c) Personal and Advertising Injury $1,000,000

          (d) General Aggregate (commercial form only) $5,000,000
It should be expressly understood, however, that the coverages and limits referred to under the above shall not in any way limit the liability of the Licensee. The Licensee shall furnish The Regents with certificates of insurance evidencing compliance with all requirements. Such certificates shall:

          (a) Provide for thirty (30) day advance written notice to The Regents of any modification.

          (b) Indicate that The Regents has been endorsed as an additional insured under the coverages referred to under the above.

          (c) Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by The Regents.

          18.3 The Regents shall promptly notify the Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 18. The Licensee will keep The Regents informed on a current basis of its defense of any claims pursuant to this Article 18.

                                   19. NOTICES

          19.1 Any notice or payment required to be given to either party shall be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to such other address as it shall designate by written notice given to the other party.

In the case of the Licensee:         Signal Pharmaceuticals, Inc.
                                     11545 Sorrento Valley Road, Suite 315
                                     San Diego, CA 92121
                                     Attention:   Chief Executive Officer

In the case of The Regents:          THE REGENTS OF THE UNIVERSITY
                                     OF CALIFORNIA
                                     1320 Harbor Bay Parkway, Suite 150
                                     Alameda, California 94502
                                     Attention: Director;
                                     Office of Technology Transfer
                                     Referring to: UC Case Nos. 92-116,
                                                   93-173, and 93-179


                                20. ASSIGNABILITY

          20.1 This Agreement is binding upon and shall inure to the benefit of The Regents, its successors and assigns, but shall be personal to the Licensee and assignable by the Licensee only with the written consent of The Regents, which consent shall not be unreasonably withheld.

                                21. LATE PAYMENTS

          21.1 In the event royalty payments, rebillings or fees are not received by The Regents when due, the Licensee shall pay to The Regents interest charges at a rate of ten (10) percent per annum. Such interest shall be calculated from the date payment was due until actually received by The Regents.

                                   22. WAIVER

          22.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

                             23. FAILURE TO PERFORM

          23.1 In the event of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

                               24. GOVERNING LAWS

          24.1 THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country of such patent or patent application.

                    25. PREFERENCE FOR UNITED STATES INDUSTRY

          25. 1 Because this Agreement grants the exclusive right to use or sell the Inventions in the United States, the Licensee agrees that any products embodying these Inventions or produced through the use thereof will be manufactured substantially in the United States.

                         26. FOREIGN GOVERNMENT APPROVAL
                                 OR REGISTRATION

          26.1 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, the Licensee shall assume all legal obligations to do so.

                             27. EXPORT-CONTROL LAWS

          27.1 The Licensee shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

                                   28. SECRECY

          28.1 With regard to confidential information ("Data"), which can be oral or written or both, received from The Regents regarding these Inventions, or received from the Licensee regarding its business, the receiving party (hereinafter "Recipient") agrees:

                 (1) not to use the Data except for the sole purpose of performing under the terms of this Agreement;

                 (2) to safeguard Data against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;

                 (3) not to disclose Data to others (except to its employees, agents or consultants who are bound to the Licensee by a like obligation of confidentiality) without the express written permission of the disclosing party, except that the Recipient shall not be prevented from using or disclosing any of the Data:

                          (a) which the Recipient can demonstrate by written
                              records was previously known to it;

                          (b) which is now, or becomes in the future, public
                              knowledge other than through acts or omissions of the Recipient; or

                          (c) which is lawfully obtained by the Recipient from
                              sources independent of the disclosing party;

                 (4) that the secrecy obligations hereunder are subject to the California Public Records Act; and

                 (5) that the secrecy obligations of the Recipient with respect to Data shall continue for a period ending five (5) years from the termination date of this Agreement.

          28.2 With regard to biological material received from The Regents, including any cell lines, vectors, genetic material, derivatives, products progeny or material derived therefrom ("Biological Material"), the Licensee hereby agrees:

                 (1) not to use Biological Material except for the sole purpose of performing under the terms of this Agreement;

                 (2) not to transfer Biological Material to others (except to its employees, agents or consultants who are bound to the Licensee by like obligations conditioning and restricting access, use and continued use of Biological Material) without the express written permission of The Regents, except that the Licensee shall not be prevented from transferring Biological Material which:

                          (a) becomes publicly available other than through acts
                              or omissions of the Licensee, or

                          (b) is lawfully obtained by the Licensee from sources
                              independent of The Regents;

                 (3) to safeguard Biological Material against disclosure and transmission to others with the same degree of care as it exercises with its own biological materials of a similar nature;

                 (4) to destroy all copies of Biological Material at the termination pursuant to Article 10 or Article 11 of this Agreement; and

                 (5) that title to the Biological Material shall automatically transfer to the Licensee at the expiration of this Agreement.

                                29. MISCELLANEOUS

          29.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          29.2 This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.

          29.3 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed on behalf of each party.

          29.4 This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. The Secrecy Agreements dated September 7, 1992 (U.C. Control No. 92-20-0437), August 13, 1992 (U.C. Control No. 93-20-0575), August
13, 1993 (U.C. Control No. 93-20-0576), and the Letters of Intent dated September 16, 1992 (U.C. Control No. 92-30-0436), and June 11, 1993 (U.C.
Control No. 93-30-0379), are hereby terminated.

          29.5 In case any of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

          29.6 This Agreement includes Appendix A which is attached hereto. Appendix A is a Shareholder's Agreement. As long as The Regents is a shareholder under the Shareholder's Agreement, or until the Common Stock of the Company (as defined in Appendix A) is publicly traded, the Licensee agrees that it shall give The Regents' designated representative notice of all of its Board of Directors meetings, as it gives to its own board members. The designated Regents' representative shall be permitted to attend at least one meeting of the Board of Directors per year (the date and time of which shall be determined by the Licensee in its sole discretion) and to comment and ask questions during the proceedings. The Regents' representative shall be selected after consultation with the

Licensee, and it is understood that the representative is not a Director and cannot vote on matters before the Board.

          IN WITNESS WHEREOF, both The Regents and the Licensee have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

SIGNAL PHARMACEUTICALS, INC.              THE REGENTS OF THE UNIVERSITY
                                          OF CALIFORNIA


By: /s/ MARK D. CARMAN                    By: /s/ WILLIAM T. DAVIS
    ----------------------------              ----------------------------
    (Signature)                               (Signature)


Name: MARK D. CARMAN                      Name: William T. Davis
    ---------------------------
     (Please Print)

Title: V.P. OPERATION'S                   Title: Associate Director;
   ----------------------------                  Office of Technology Transfer
        CORPORATE DEV.

Date:     10/14/93                        Date:    10/26/93
     --------------------------                --------------------------


APPROVAL AS TO LEGAL FORM:  /s/ P. MARTIN SIMPSON                     10/6/93
                            ------------------------------          ------------
                            P. Martin Simpson, Jr., Resident        Date
                            Counsel
                            Office of Technology Transfer
                            University of California